UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               Washington D.C. 20549


                                    FORM 8-K/A

   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE
                                  ACT OF 1934.


                                 August 10, 2006
                Date of Report (Date of Earliest Event Reported)



                                Diversifax, Inc.
               (Exact name of Registrant as specified in charter)



                         Commission File Number: 0-20936



    Delaware                                                  13-3637458
 (State  of  Incorporation)                          (I.R.S.Employer  I.D.  No)



            4274 Independence Court, Sarasota, Florida 34234-2109
                     (Address of Principal Executive Offices)


                                 (941) 351-2720
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment nunber 1:


Item  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     See  Item  2.01.


Item  2.01     COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On August 10, 2006, the Registrant agreed to sell and consummated the sale of substantially all of its assets. The assets consisted of used equipment, inventory, contract rights, and approximately $53,000 in cash. The assets were purchased by Dr. Irwin Horowitz, the Registrant's chief executive officer, director and controlling stockholder. In consideration for the assets, Dr. Horowitz forgave liabilities of the Registrant to him of approximately $2,575,000. The liabilities consisted of approximately $1,150,000 in cash advances made to the Registrant by Dr. Horowitz, accrued but unpaid compensation of approximately $1,150,000 and accrued interest of approximately $280,000. The purchase price for the assets was determined by the Registrant's board of directors, of which Dr. Horowitz is a member, after consultation with an unrelated third party appraiser.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     Diversifax,  Inc.


                                               By:     /s/Irwin  Horowitz
                                                  -----------------------
                                              Irwin  Horowitz,  President